RBC Capital Markets®	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-189888

Final Pricing Supplement

Pricing Supplement Dated August 27, 2013 to the
Product Prospectus Supplement Dated July 25,
2013, Prospectus Supplement Dated July 23, 2013,
and Prospectus Dated July 23, 2013
$3,117,000 Reverse Convertible Notes Each Linked to a Single Reference Stock Royal Bank of Canada

Royal Bank of Canada is offering thirteen (13) separate Reverse Convertible Notes (“RevCons”). Each RevCon offering is a separate offering of RevCons linked to one, and only one, Reference Stock named below. The RevCons offered are senior unsecured obligations of Royal Bank of Canada, will pay a coupon at the interest rate specified below, and will have the terms described in the documents described above, as supplemented or modified by this pricing supplement, as set forth below.

The RevCons do not guarantee any return of principal at maturity. Any payments on the RevCons are subject to our credit risk.
Investing in the RevCons involves a number of risks. See “Risk Factors” beginning on page S-1 of the prospectus supplement dated July 23, 2013, “Additional Risk Factors Specific to Your Notes” beginning on page PS-3 of the product prospectus supplement dated July 25, 2013 and “Selected Risk Considerations” beginning on P7 of this pricing supplement.

The RevCons will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other Canadian or U.S. government agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Common Terms for All Thirteen RevCons:
Issuer:	Royal Bank of Canada	Listing:	None
Pricing Date:	August 27, 2013	Principal Amount:	$1,000 per RevCons
Issuance Date:	August 30, 2013	Coupon Payment:	Each coupon will be paid in equal monthly payments. (30/360)
Initial Stock Price:	The closing price of the Reference Stock on the Pricing Date.	Final Stock Price:	The closing price of the Reference Stock on the applicable Valuation Date.
Payment at Maturity (if held to maturity):	For each $1,000 principal amount, $1,000 plus any accrued and unpaid interest at maturity unless:
(i) the Final Stock Price is less than the Initial Stock Price; and
(ii) on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.
If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount, in addition to accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.
Investors could lose some or all of their investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.
Monitoring Period:	From and excluding the Pricing Date to and including the applicable Valuation Date.
Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Reference Stock equal to the principal amount divided by the Initial Stock Price, subject to adjustment as described in the product prospectus supplement

Specific Terms for Each RevCon:

No.	Reference Stock	Coupon Rate	Initial Stock Price	Barrier Price	Term	Cusip	Principal Amount	Price to Public	Agent’s Commission(1)	Proceeds to Royal Bank of Canada(1)

4116	Delta Air Lines, Inc. (DAL)	13.50%	$19.11	$15.29	3 Months	78010UBB2	$125,000	100%	$2,187.50 1.75%	$122,812.50 98.25%

4129	Cliffs Natural Resources Inc. (CLF)	13.25%	$21.38	$12.83	3 Months	78010UBU0	$745,000	100%	$9,312.50 1.25%	$735,687.50 98.75%

4117	Green Mountain Coffee Roasters, Inc. (GMCR)	12.75%	$83.91	$58.74	3 Months	78010UBC0	$132,000	100%	$2,310.00 1.75%	$129,690.00 98.25%

4118	KB HOME (KBH)	13.75%	$16.28	$12.21	3 Months	78010UBD8	$40,000	100%	$700.00 1.75%	$39,300.00 98.25%

4130	Radian Group Inc. (RDN)	11.25%	$12.53	$9.40	3 Months	78010UBV8	$640,000	100%	$8,000.00 1.25%	$632,000.00 98.75%

(continued on the next page)
RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

No.	Reference Stock	Coupon Rate	Initial Stock Price	Barrier Price	Term	Cusip	Principal Amount	Price to Public	Agent’s Commission(1)	Proceeds to Royal Bank of Canada(1)

4119	Tesoro Corporation (TSO)	14.75%	$46.34	$37.07	3 Months	78010UBE6	$62,000	100%	$1,085.00 1.75%	$60,915.00 98.25%

4120	United States Steel Corporation (X)	13.50%	$18.05	$13.54	3 Months	78010UBF3	$465,000	100%	$8,137.50 1.75%	$456,862.50 98.25%

4121	Freeport-McMoRan Copper & Gold Inc. (FCX)	9.50%	$30.60	$24.48	6 Months	78010UBG1	$493,000	100%	$9,860.00 2.00%	$483,140.00 98.00%

4122	Joy Global Inc. (JOY)	10.75%	$51.31	$41.05	6 Months	78010UBH9	$55,000	100%	$962.50 1.75%	$54,037.50 98.25%

4123	Michael Kors Holdings Limited (KORS)	11.00%	$71.23	$56.98	6 Months	78010UBJ5	$100,000	100%	$2,000.00 2.00%	$98,000.00 98.00%

4124	lululemon athletica inc. (LULU)	12.25%	$69.34	$55.47	6 Months	78010UBK2	$70,000	100%	$1,400.00 2.00%	$68,600.00 98.00%

4125	PulteGroup Inc. (PHM)	15.50%	$15.59	$11.69	6 Months	78010UBL0	$136,000	100%	$2,720.00 2.00%	$133,280.00 98.00%

4127	Valero Energy Corporation (VLO)	10.25%	$35.26	$28.21	6 Months	78010UBN6	$54,000	100%	$1,080.00 2.00%	$52,920.00 98.00%

(1) The price to public for RevCons sold to certain advisory accounts was 98.75% for the 3 month RevCons and 98.50% for the 6 month RevCons.  RBC Capital Markets, LLC did not receive an agent’s commission in connection with these sales.

The price at which you purchase the RevCons includes hedging costs and profits that Royal Bank of Canada or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the RevCons. As a result, you may experience an immediate and substantial decline in the market value of your RevCons on the Issue Date. See “Supplemental Plan of Distribution (Conflicts of Interest)” below.

We may use this pricing supplement in the initial sale of the RevCons. In addition, RBC Capital Markets, LLC or another of our affiliates may use this pricing supplement in a market-making transaction in the RevCons after their initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

RBC Capital Markets, LLC
P2

Reverse Convertible Notes Each Linked to a Single Reference Stock

SUMMARY

The information in this “Summary” section is qualified by the more detailed information set forth in this pricing supplement, the product prospectus supplement, the prospectus supplement, and the prospectus.

General:
This pricing supplement relates to thirteen (13) separate Reverse Convertible Notes (“RevCons”) offerings.  Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. Seven (7) of the Notes have a term of three months (“Three Month Notes”) and six (6) have a term of six months (“Six Month Notes”). The term of each Note is indicated above.  If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes.  The Notes offered by this pricing supplement do not represent Notes linked to a basket of two or more of the Reference Stocks.

Issuer:	Royal Bank of Canada (“Royal Bank”)

Issue:	Senior Medium-Term Notes, Series F

Pricing Date:	August 27, 2013

Issuance Date:	August 30, 2013

Denominations:	Minimum denomination of $1,000, and integral multiples of $1,000 thereafter.

Designated Currency:	U.S. Dollars

Coupon Payment:	Each coupon will be paid in equal monthly payments. (30/360)

Coupon Payment Date(s):	The coupon will be paid on the last business day of each month during the term of the Note, including the final coupon, which will be paid on the applicable Maturity Date.

Three Month Notes:

Valuation Date:	November 26, 2013

Maturity Date:	November 29, 2013

Six Month Notes:

Valuation Date:	February 26, 2014

Maturity Date:	February 28, 2014

Reference Stocks:	As set forth on the cover page.

Term:	As set forth on the cover page.

Initial Stock Price:	The closing price of the Reference Stock on the Pricing Date.

Final Stock Price:	The closing price of the Reference Stock on the applicable Valuation Date.

RBC Capital Markets, LLC
P3

Reverse Convertible Notes Each Linked to a Single Reference Stock

Payment at Maturity (if held to maturity):
For each $1,000 principal amount of the Notes, the investor will receive $1,000 plus any accrued and unpaid interest at maturity unless:

(i)          the Final Stock Price is less than the Initial Stock Price; and

(ii)         on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier
               Price.

If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.  If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

Investors in the Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.

Monitoring Period:	From and excluding the Pricing Date to and including the applicable Valuation Date.

Monitoring Method:	Close of Trading Day

Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Reference Stock equal to the principal amount divided by the Initial Stock Price, subject to adjustment as described in the product prospectus supplement.  If this number is not a round number, then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Calculation Agent:	RBC Capital Markets, LLC

Secondary Market:
RBC Capital Markets, LLC (or one of its affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date.  The amount that an investor may receive upon sale of the Notes prior to maturity may be less than the principal amount of those Notes.

Listing:	None

Settlement:	DTC global notes

Terms Incorporated in the Master Note:
All of the terms appearing above the item captioned “Secondary Market” on the cover page and pages P2, P3 and P4 of this pricing supplement and the terms appearing under the caption “General Terms of the Notes” in the product prospectus supplement.

RBC Capital Markets, LLC
P4

Reverse Convertible Notes Each Linked to a Single Reference Stock

ADDITIONAL TERMS OF YOUR NOTES

You should read this pricing supplement together with the prospectus dated July 23, 2013, as supplemented by the prospectus supplement dated July 23, 2013 and the product prospectus supplement dated July 25, 2013, relating to our Senior Global Medium-Term Notes, Series F, of which these Notes are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product prospectus supplement. In the event of any conflict, this pricing supplement will control. The Notes vary from the terms described in the product prospectus supplement in several important ways. You should read this pricing supplement carefully.

This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement dated July 23, 2013 and “Additional Risk Factors Specific to the Notes” in the product prospectus supplement dated July 25, 2013, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated July 23, 2013:
http://www.sec.gov/Archives/edgar/data/1000275/000121465913004043/f722130424b3.htm

Prospectus Supplement dated July 23, 2013:
http://www.sec.gov/Archives/edgar/data/1000275/000121465913004045/j716130424b3.htm

Product Prospectus Supplement dated July 25, 2013:
http://www.sec.gov/Archives/edgar/data/1000275/000121465913004072/s724130424b5.htm

Our Central Index Key, or CIK, on the SEC Website is 1000275.  As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Royal Bank of Canada.

RBC Capital Markets, LLC
P5

Reverse Convertible Notes Each Linked to a Single Reference Stock

HYPOTHETICAL EXAMPLES OF AMOUNTS PAYABLE AT MATURITY

The examples set forth below are provided for illustration purposes only.  The assumptions in each of the examples are purely hypothetical and do not relate to the actual performance of any Reference Stock.  The hypothetical terms do not represent the terms of an actual Note and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date.  We cannot predict the actual performance of any Reference Stock.

The table below illustrates the Payment at Maturity of the Notes (excluding the final Coupon), assuming an Initial Stock Price of $100, a Barrier Price of $80 and an initial investment of $1,000. Hypothetical Final Stock Prices are shown in the first column on the left.  For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Stock Price and no market disruption events. The second column shows the Payment at Maturity (as a percentage of the principal amount) in a case where the market price of the Reference Stock does not fall below the Barrier Price at any time during the Monitoring Period. The third column shows the Payment at Maturity (as a percentage of the principal amount) in a case where the market price of the Reference Stock does fall below the Barrier Price during the Monitoring Period.  The fourth column shows the Physical Delivery Amount as a number of shares of the Reference Stock. The fifth column shows the Cash Delivery Amount, should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

Hypothetical Final Stock Price	If the closing market price of the Reference Stock does not fall below the Barrier Price on any day during the Monitoring Period: Payment at Maturity as Percentage of Principal Amount	If the closing market price of the Reference Stock falls below the Barrier Price on any day during the Monitoring Period: Payment at Maturity as Percentage of Principal Amount	Physical Delivery Amount as Number of Shares of the Reference Stock	Cash Delivery Amount
$200.00	100.00%	100.00%	n/a	n/a
$175.00	100.00%	100.00%	n/a	n/a
$150.00	100.00%	100.00%	n/a	n/a
$125.00	100.00%	100.00%	n/a	n/a
$100.00	100.00%	100.00%	n/a	n/a
$90.00	100.00%	Physical or Cash Delivery Amount	10	$900
$80.00	100.00%	Physical or Cash Delivery Amount	10	$800
$79.90	n/a	Physical or Cash Delivery Amount	10	$799
$70.00	n/a	Physical or Cash Delivery Amount	10	$700
$60.00	n/a	Physical or Cash Delivery Amount	10	$600
$50.00	n/a	Physical or Cash Delivery Amount	10	$500
$25.00	n/a	Physical or Cash Delivery Amount	10	$250
$0.00	n/a	Physical or Cash Delivery Amount	10	$0.00

RBC Capital Markets, LLC
P6

Reverse Convertible Notes Each Linked to a Single Reference Stock

The Payments at Maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical Payments at Maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the Notes or on an investment in the Reference Stock.  Please read “Additional Risk Factors Specific to Your Notes” and “Hypothetical Returns on Your Notes” in the accompanying product prospectus supplement.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments.  For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond purchased, and an option sold, by the investor (with an implicit option premium paid over time to the investor).  The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under “Supplemental Discussion of Canadian Tax Consequences” and “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement.

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves significant risks.  Investing in the Notes is not equivalent to investing directly in the applicable Reference Stock.  These risks are explained in more detail in the section “Additional Risk Factors Specific to Your Notes” in the product prospectus supplement.  In addition to the risks described in the prospectus supplement and the product prospectus supplement, you should consider the following:

•
Principal at Risk — Investors in the Notes could lose some or a substantial value of their principal amount if there is a decline in the trading price of the Reference Stock between the pricing date and the valuation date. The rate of interest payable on the Notes, which will be payable for less than one year, may not be sufficient to compensate for any such loss.

•
Market Disruption Events and Adjustments —The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement.  For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “General Terms of the Notes—Consequences of Market Disruption Events” in the product prospectus supplement.

•
The Inclusion in the Purchase Price of the Notes of a Selling Concession and of Royal Bank’s Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity — The price at which you purchase of the Notes includes a selling concession (including a broker’s commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the Notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge.  As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your Notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Notes to maturity.

RBC Capital Markets, LLC
P7

Reverse Convertible Notes Each Linked to a Single Reference Stock

U.S. FEDERAL TAX INFORMATION

•
RevCon 78010UBB2 (DAL): 0.26% of each stated interest payment (13.50%) in total) will be treated as an interest payment and 13.24% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78010UBU0 (CLF): 0.26% of each stated interest payment (13.25%) in total) will be treated as an interest payment and 12.99% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78010UBC0 (GMCR): 0.26% of each stated interest payment (12.75%) in total) will be treated as an interest payment and 12.49% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78010UBD8 (KBH): 0.26% of each stated interest payment (13.75%) in total) will be treated as an interest payment and 13.49% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78010UBV8 (RDN): 0.26% of each stated interest payment (11.25%) in total) will be treated as an interest payment and 10.99% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78010UBE6 (TSO): 0.26% of each stated interest payment (14.75%) in total) will be treated as an interest payment and 14.49% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78010UBF3 (X): 0.26% of each stated interest payment (13.50%) in total) will be treated as an interest payment and 13.24% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78010UBG1 (FCX): 0.39% of each stated interest payment (9.50%) in total) will be treated as an interest payment and 9.11% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78010UBH9 (JOY): 0.39% of each stated interest payment (10.75%) in total) will be treated as an interest payment and 10.36% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78010UBJ5 (KORS): 0.39% of each stated interest payment (11.00%) in total) will be treated as an interest payment and 10.61% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78010UBK2 (LULU): 0.39% of each stated interest payment (12.25%) in total) will be treated as an interest payment and 11.86% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

RBC Capital Markets, LLC
P8

Reverse Convertible Notes Each Linked to a Single Reference Stock

•
RevCon 78010UBL0 (PHM): 0.39% of each stated interest payment (15.50%) in total) will be treated as an interest payment and 15.11% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78010UBN6 (VLO): 0.39% of each stated interest payment (10.25%) in total) will be treated as an interest payment and 9.86% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product prospectus supplement dated July 25, 2013 under “Supplemental Discussion of U.S. Federal Income Tax Consequences,” which applies to your Notes.

RBC Capital Markets, LLC
P9

Reverse Convertible Notes Each Linked to a Single Reference Stock

INFORMATION REGARDING THE ISSUERS OF THE REFERENCE STOCKS

Each Reference Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”). Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the “SEC”).  Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov.  In addition, information regarding each Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding each issuer of the Reference Stocks is derived from publicly available information.

We have not independently verified the accuracy or completeness of reports filed by each issuer with the SEC, information published by it on its respective website or in any other format, information about it obtained from any other source or the information provided below.

•
Delta Air Lines, Inc. provides scheduled air transportation for passengers, freight, and mail over a network of routes throughout the United States and internationally. Its common stock trades on the New York Stock Exchange under the symbol “DAL.”

•
Cliffs Natural Resources Inc. is a diversified mining and natural resources company. The company mines for iron ore and coal in locations across North America, South America, and Australia. Its common stock trades on the New York Stock Exchange under the symbol “CLF.”

•
Green Mountain Coffee Roasters, Inc. is a specialty coffee and coffee maker business. The company provides Keurig single-cup brewing systems which includes Keurig single-cup brewer, K-Cup portion packs used by the system, as well as related accessories. The company manages operations through two business segments, the specialty coffee business unit and the Keurig business unit. Its common stock trades on the Nasdaq Global Select Market under the symbol “GMCR.”

•
KB HOME builds single-family homes in the United States, primarily targeting first-time and first move-up homebuyers. The company has operating divisions in Arizona, California, Colorado, Florida, Georgia, Illinois, Nevada, Wisconsin, New Mexico, North Carolina, South Carolina, and Texas in the United States. The company also derives income from mortgage banking, title and insurance services. Its common stock trades on the New York Stock Exchange under the symbol “KBH.”

•
Radian Group Inc. provides financial guarantee insurance. The company's products and services enable homebuyers to purchase homes more quickly and with smaller down payments, protect lenders against loan default, and lower the costs of mortgage origination and servicing. The company also provides insurance and reinsurance to investors in corporate, municipal, and asset-backed securities. Its common stock trades on the New York Stock Exchange under the symbol “RDN.”

RBC Capital Markets, LLC
P10

Reverse Convertible Notes Each Linked to a Single Reference Stock

•
Tesoro Corporation refines and markets petroleum products, and provides transporting services. The company operates refineries, as well as a network of retail and refueling stations in the western United States. The company also markets gasoline and diesel fuel to independent marketers and commercial end users. Its common stock trades on the New York Stock Exchange under the symbol “TSO.”

•
United States Steel Corporation is an integrated steel producer flat-rolled and tubular products with production operations in North America and Europe. The company uses iron ore and coke as primary raw materials for steel production. Its common stock trades on the New York Stock Exchange under the symbol “X.”

•
Freeport-McMoRan Copper & Gold Inc., through its subsidiary, is a copper, gold and molybdenum mining company. The company primarily mines for copper and owns mining interests in Chile and Indonesia. The company, through a subsidiary, is also involved in smelting and refining of copper concentrates. Its common stock trades on the New York Stock Exchange under the symbol “FCX.”

•
Joy Global Inc. manufactures and markets underground mining equipment and surface mining equipment. The company's equipment is used for the extraction of ores and minerals. Prior to December 6, 2011, its common stock traded on the NASDAQ OMX under the symbol “JOYG.” Its common stock trades on the New York Stock Exchange under the symbol “JOY.”

•
Michael Kors Holdings Limited is a global luxury lifestyle brand. The Company operates in retail, wholesale, and licensing with a strategically controlled global distribution network focused on company-operated retail stores, leading department stores, specialty stores and select licensing partners. Its ordinary shares trade on the New York Stock Exchange under the symbol “KORS.”

•
lululemon athletica inc. designs and retails athletic clothing. The company produces fitness pants, shorts, tops and jackets for yoga, dance, running, and general fitness. Its common stock trades on the Nasdaq Global Select Market under the symbol “LULU.”

•
PulteGroup Inc. sells and constructs homes, and purchases, develops, and sells residential land and develops active adult communities. The company also provides mortgage financing, title insurance, and other services to home buyers. The company has operations in various markets across the United States and Puerto Rico. Its common stock trades on the New York Stock Exchange under the symbol “PHM.”

•
Valero Energy Corporation is an independent petroleum refining and marketing company that owns and operates refineries in the United States, Canada, and Aruba. The company produces conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants, and other refined products as well as diesel fuel, low-sulfur and ultra-low-sulfur diesel fuel, and oxygenates. Its common stock trades on the New York Stock Exchange under the symbol “VLO.”

RBC Capital Markets, LLC
P11

Reverse Convertible Notes Each Linked to a Single Reference Stock

HISTORICAL INFORMATION

The following graphs set forth the recent historical performances of each of the Reference Stocks.  In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock.  The information provided in each table is for the four calendar quarters of 2010, 2011 and 2012, the first and second calendar quarters of 2013 and the period from July 1, 2013 to August 27, 2013 (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg Financial Markets.  The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of any Reference Stock on the applicable Valuation Date.  We cannot give you assurance that the performance of any Reference Stock will not result in the loss of all or part of your investment.

RBC Capital Markets, LLC
P12

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	14.90	10.93	14.59
4/1/2010	6/30/2010	14.94	10.90	11.75
7/1/2010	9/30/2010	12.80	9.60	11.64
10/1/2010	12/31/2010	14.54	10.96	12.60

1/1/2011	3/31/2011	13.21	9.71	9.80
4/1/2011	6/30/2011	11.60	8.92	9.17
7/1/2011	9/30/2011	9.41	6.46	7.50
10/1/2011	12/30/2011	9.12	6.65	8.09

1/1/2012	3/30/2012	11.57	7.84	9.91
4/1/2012	6/29/2012	12.25	9.78	10.95
7/1/2012	9/28/2012	11.25	8.42	9.16
10/1/2012	12/31/2012	12.04	9.11	11.87

1/1/2013	3/28/2013	17.24	11.97	16.51
4/1/2013	6/28/2013	19.43	13.95	18.71
7/1/2013	8/27/2013	22.05	18.31	19.11

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P13

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	73.95	39.14	70.95
4/1/2010	6/30/2010	76.14	46.65	47.16
7/1/2010	9/30/2010	68.83	44.38	63.92
10/1/2010	12/31/2010	80.40	61.95	78.01

1/1/2011	3/31/2011	101.58	79.15	98.28
4/1/2011	6/30/2011	102.39	80.38	92.45
7/1/2011	9/30/2011	102.00	51.10	51.17
10/1/2011	12/30/2011	74.36	47.32	62.35

1/1/2012	3/30/2012	78.85	59.40	69.26
4/1/2012	6/29/2012	71.60	44.41	49.29
7/1/2012	9/28/2012	50.89	32.25	39.13
10/1/2012	12/31/2012	46.50	28.05	38.56

1/1/2013	3/28/2013	40.40	17.95	19.01
4/1/2013	6/28/2013	23.73	15.50	16.25
7/1/2013	8/27/2013	25.95	15.41	21.38

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P14

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	32.83	26.04	32.27
4/1/2010	6/30/2010	33.20	21.85	25.70
7/1/2010	9/30/2010	37.95	24.84	31.19
10/1/2010	12/31/2010	38.86	26.14	32.86

1/1/2011	3/31/2011	65.00	32.74	64.61
4/1/2011	6/30/2011	90.00	63.06	89.26
7/1/2011	9/30/2011	115.97	83.50	92.94
10/1/2011	12/30/2011	96.77	39.42	44.85

1/1/2012	3/30/2012	71.15	41.25	46.84
4/1/2012	6/29/2012	50.02	19.45	21.78
7/1/2012	9/28/2012	33.15	17.11	23.75
10/1/2012	12/31/2012	42.72	21.34	41.36

1/1/2013	3/28/2013	57.00	38.73	56.76
4/1/2013	6/28/2013	82.92	52.59	75.06
7/1/2013	8/27/2013	88.63	67.53	83.91

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P15

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	18.05	13.46	16.75
4/1/2010	6/30/2010	20.13	10.92	11.00
7/1/2010	9/30/2010	12.45	9.43	11.33
10/1/2010	12/31/2010	14.26	10.28	13.49

1/1/2011	3/31/2011	16.11	12.36	12.44
4/1/2011	6/30/2011	12.61	9.56	9.78
7/1/2011	9/30/2011	10.47	5.09	5.86
10/1/2011	12/30/2011	8.39	5.03	6.72

1/1/2012	3/30/2012	13.06	6.65	8.90
4/1/2012	6/29/2012	10.07	6.47	9.80
7/1/2012	9/28/2012	15.65	9.04	14.35
10/1/2012	12/31/2012	17.29	13.10	15.80

1/1/2013	3/28/2013	22.43	15.78	21.77
4/1/2013	6/28/2013	25.14	18.31	19.63
7/1/2013	8/27/2013	20.23	15.58	16.28

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P16

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	15.98	6.12	15.64
4/1/2010	6/30/2010	18.68	7.18	7.24
7/1/2010	9/30/2010	9.60	6.05	7.82
10/1/2010	12/31/2010	10.11	7.04	8.07

1/1/2011	3/31/2011	9.73	6.32	6.81
4/1/2011	6/30/2011	7.00	3.45	4.23
7/1/2011	9/30/2011	4.84	1.96	2.19
10/1/2011	12/30/2011	3.44	1.80	2.34

1/1/2012	3/30/2012	4.68	2.21	4.35
4/1/2012	6/29/2012	4.44	2.00	3.29
7/1/2012	9/28/2012	4.96	2.66	4.34
10/1/2012	12/31/2012	6.29	3.75	6.11

1/1/2013	3/28/2013	10.95	5.98	10.71
4/1/2013	6/28/2013	14.34	9.63	11.62
7/1/2013	8/27/2013	14.79	11.37	12.53

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P17

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	15.33	11.49	13.90
4/1/2010	6/30/2010	14.43	10.76	11.67
7/1/2010	9/30/2010	13.49	10.40	13.36
10/1/2010	12/31/2010	18.94	12.80	18.54

1/1/2011	3/31/2011	27.96	17.60	26.83
4/1/2011	6/30/2011	28.74	20.40	22.91
7/1/2011	9/30/2011	25.78	17.83	19.47
10/1/2011	12/30/2011	29.60	17.44	23.36

1/1/2012	3/30/2012	30.14	21.50	26.84
4/1/2012	6/29/2012	27.27	20.77	24.96
7/1/2012	9/28/2012	42.36	24.84	41.90
10/1/2012	12/31/2012	45.41	35.28	44.05

1/1/2013	3/28/2013	59.90	39.85	58.55
4/1/2013	6/28/2013	65.75	48.00	52.32
7/1/2013	8/27/2013	57.98	45.54	46.34

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P18

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	66.45	42.33	63.52
4/1/2010	6/30/2010	70.95	38.39	38.55
7/1/2010	9/30/2010	51.38	36.94	43.84
10/1/2010	12/31/2010	59.50	39.78	58.42

1/1/2011	3/31/2011	64.02	51.33	53.94
4/1/2011	6/30/2011	55.75	40.95	46.04
7/1/2011	9/30/2011	47.32	21.73	22.01
10/1/2011	12/30/2011	29.23	18.85	26.46

1/1/2012	3/30/2012	32.52	24.78	29.37
4/1/2012	6/29/2012	30.66	17.67	20.60
7/1/2012	9/28/2012	23.84	17.81	19.07
10/1/2012	12/31/2012	24.78	18.74	23.87

1/1/2013	3/28/2013	26.29	19.19	19.50
4/1/2013	6/28/2013	19.70	15.80	17.53
7/1/2013	8/27/2013	19.50	16.87	18.05

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P19

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	45.28	33.02	41.77
4/1/2010	6/30/2010	44.15	29.12	29.57
7/1/2010	9/30/2010	43.96	28.36	42.70
10/1/2010	12/31/2010	60.39	43.19	60.05

1/1/2011	3/31/2011	61.35	46.25	55.55
4/1/2011	6/30/2011	58.75	46.06	52.90
7/1/2011	9/30/2011	56.78	30.37	30.45
10/1/2011	12/30/2011	43.50	28.85	36.79

1/1/2012	3/30/2012	48.96	36.76	38.04
4/1/2012	6/29/2012	39.43	31.16	34.07
7/1/2012	9/28/2012	43.65	31.08	39.58
10/1/2012	12/31/2012	42.89	30.55	34.20

1/1/2013	3/28/2013	36.25	30.72	33.10
4/1/2013	6/28/2013	34.00	26.38	27.61
7/1/2013	8/27/2013	32.20	26.95	30.60

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P20

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	61.29	42.45	56.59
4/1/2010	6/30/2010	65.93	44.25	50.09
7/1/2010	9/30/2010	72.00	48.05	70.32
10/1/2010	12/31/2010	88.21	67.72	86.75

1/1/2011	3/31/2011	100.58	83.80	98.81
4/1/2011	6/30/2011	103.44	82.61	95.24
7/1/2011	9/30/2011	101.44	62.20	62.38
10/1/2011	12/30/2011	93.84	57.48	74.97

1/1/2012	3/30/2012	95.99	70.17	73.50
4/1/2012	6/29/2012	77.61	50.90	56.73
7/1/2012	9/28/2012	63.68	47.69	56.06
10/1/2012	12/31/2012	67.00	53.84	63.78

1/1/2013	3/28/2013	69.17	57.23	59.52
4/1/2013	6/28/2013	61.75	48.51	48.53
7/1/2013	8/27/2013	54.23	47.84	51.31

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P21

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	N/A	N/A	N/A
4/1/2010	6/30/2010	N/A	N/A	N/A
7/1/2010	9/30/2010	N/A	N/A	N/A
10/1/2010	12/31/2010	N/A	N/A	N/A

1/1/2011	3/31/2011	N/A	N/A	N/A
4/1/2011	6/30/2011	N/A	N/A	N/A
7/1/2011	9/30/2011	N/A	N/A	N/A
10/1/2011	12/30/2011	27.58	23.51	27.25

1/1/2012	3/30/2012	50.64	25.50	46.59
4/1/2012	6/29/2012	49.50	35.50	41.84
7/1/2012	9/28/2012	57.35	37.77	53.18
10/1/2012	12/31/2012	58.61	46.69	51.03

1/1/2013	3/28/2013	65.10	49.99	56.79
4/1/2013	6/28/2013	66.18	51.63	62.02
7/1/2013	8/27/2013	73.59	60.08	71.23

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P22

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	21.20	12.88	20.75
4/1/2010	6/30/2010	23.25	17.59	18.61
7/1/2010	9/30/2010	23.29	15.54	22.36
10/1/2010	12/31/2010	37.30	21.27	34.21

1/1/2011	3/31/2011	45.47	32.69	44.53
4/1/2011	6/30/2011	57.09	41.21	55.91
7/1/2011	9/30/2011	64.48	44.28	48.65
10/1/2011	12/30/2011	59.46	41.70	46.66

1/1/2012	3/30/2012	76.65	46.90	74.68
4/1/2012	6/29/2012	81.09	56.23	59.63
7/1/2012	9/28/2012	78.96	52.23	73.94
10/1/2012	12/31/2012	77.82	65.11	76.23

1/1/2013	3/28/2013	77.96	61.61	62.35
4/1/2013	6/28/2013	82.50	59.60	65.52
7/1/2013	8/27/2013	74.75	62.92	69.34

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P23

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	11.91	9.99	11.25
4/1/2010	6/30/2010	13.91	8.25	8.28
7/1/2010	9/30/2010	9.31	7.70	8.76
10/1/2010	12/31/2010	8.92	6.13	7.52

1/1/2011	3/31/2011	8.69	6.52	7.40
4/1/2011	6/30/2011	8.44	6.79	7.66
7/1/2011	9/30/2011	7.86	3.41	3.95
10/1/2011	12/30/2011	6.58	3.29	6.31

1/1/2012	3/30/2012	9.69	6.37	8.85
4/1/2012	6/29/2012	10.81	7.63	10.70
7/1/2012	9/28/2012	17.47	9.96	15.50
10/1/2012	12/31/2012	18.86	14.55	18.16

1/1/2013	3/28/2013	21.97	17.98	20.24
4/1/2013	6/28/2013	24.47	17.46	18.97
7/1/2013	8/27/2013	20.57	14.23	15.59

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P24

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	19.16	15.64	18.00
4/1/2010	6/30/2010	19.63	14.84	16.42
7/1/2010	9/30/2010	16.79	14.16	15.99
10/1/2010	12/31/2010	21.65	15.68	21.12

1/1/2011	3/31/2011	28.28	21.02	27.24
4/1/2011	6/30/2011	28.43	20.97	23.36
7/1/2011	9/30/2011	24.75	16.23	16.24
10/1/2011	12/30/2011	24.46	14.98	19.23

1/1/2012	3/30/2012	26.20	17.47	23.54
4/1/2012	6/29/2012	24.24	18.27	22.06
7/1/2012	9/28/2012	31.38	21.44	28.94
10/1/2012	12/31/2012	31.51	25.48	31.17

1/1/2013	3/28/2013	44.64	31.10	41.55
4/1/2013	6/28/2013	42.69	33.28	34.77
7/1/2013	8/27/2013	37.49	33.00	35.26

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P25

Reverse Convertible Notes Each Linked to a Single Reference Stock

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We expect that delivery of the Notes will be made against payment for the Notes on or about August 30, 2013, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as “T+3”). See “Plan of Distribution” in the prospectus supplement.

For additional information as to the relationship between us and RBC Capital Markets, LLC, please see the section “Plan of Distribution—Conflicts of Interest” in the prospectus.

VALIDITY OF THE NOTES

In the opinion of Norton Rose Fulbright Canada LLP, the issue and sale of the Notes has been duly authorized by all necessary corporate action of the Bank in conformity with the Indenture, and when the Notes have been duly executed, authenticated and issued in accordance with the Indenture, the Notes will be validly issued and, to the extent validity of the Notes is a matter governed by the laws of the Province of Ontario or Québec, or the laws of Canada applicable therein, and will be valid obligations of the Bank, subject to applicable bankruptcy, insolvency and other laws of general application affecting creditors’ rights, equitable principles, and subject to limitations as to the currency in which judgments in Canada may be rendered, as prescribed by the Currency Act (Canada).  This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and Quebec and the federal laws of Canada applicable thereto.  In addition, this opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated July 24, 2013, which has been filed as Exhibit 5.1 to Royal Bank’s Form 6-K filed with the SEC on July 24, 2013.

In the opinion of Morrison & Foerster LLP, when the Notes have been duly completed in accordance with the Indenture and issued and sold as contemplated by the prospectus supplement and the prospectus, the Notes will be valid, binding and enforceable obligations of Royal Bank, entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith).  This opinion is given as of the date hereof and is limited to the laws of the State of New York.  This opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and to such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the legal opinion dated July 24, 2013, which has been filed as Exhibit 5.2 to the Bank’s Form 6-K dated July 24, 2013.

RBC Capital Markets, LLC
P26